Exhibit 99.1
MGM GROWTH PROPERTIES REPORTS FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS
Las Vegas, Nevada, February 14, 2020 – MGM Growth Properties LLC (“MGP” or the “Company”) (NYSE: MGP) today reported financial results for the quarter and year ended December 31, 2019. Net income attributable to MGP Class A shareholders for the quarter was $25.9 million, or $0.25 per dilutive share, and for the year ended December 31, 2019 was $90.3 million, or $0.97 per dilutive share.
Financial highlights for the fourth quarter of 2019:

•	Rental revenue was $219.8 million;

•	Consolidated net income was $72.9 million, or $0.24 per diluted Operating Partnership unit;

•	Funds From Operations(1) (“FFO”) was $144.0 million, or $0.47 per diluted Operating Partnership unit;

•	Adjusted Funds From Operations(2) (“AFFO”) was $177.5 million, or $0.58 per diluted Operating Partnership unit;

•	Adjusted EBITDA(3) was $233.0 million; and

•	General and administrative expenses were $4.2 million.
Financial highlights for the year ended December 31, 2019:

•	Rental revenue was $856.4 million;

•	Consolidated net income was $275.6 million for the year, or $0.94 per diluted Operating Partnership unit;

•	FFO was $581.1 million for the year, or $1.98 per diluted Operating Partnership unit;

•	AFFO was $685.7 million for the year, or $2.33 per diluted Operating Partnership unit;

•	Adjusted EBITDA was $922.8 million for the year; and

•	General and administrative expenses were $16.5 million.

On January 14, 2020, the Operating Partnership entered into a definitive agreement with Blackstone Real Estate Income Trust, Inc. pursuant to which the real estate assets of MGM Grand Las Vegas and Mandalay Bay will be contributed to a newly formed entity (“MGP BREIT Venture”), which, following the transactions, will be owned 50.1% by the Company and 49.9% by BCORE Windmill Parent LLC. In exchange for the contribution of the Mandalay Bay real estate assets, the Operating Partnership will receive consideration of approximately $2.1 billion, comprised of $1.3 billion of the Operating Partnership’s secured indebtedness to be assumed by MGP BREIT Venture, the Operating Partnership’s 50.1% equity interest in the MGP BREIT Venture, and the remainder in cash. In addition, MGM will receive approximately $2.4 billion of cash distributed from MGP BREIT Venture as consideration for its contribution of the MGM Grand Las Vegas assets, and, additionally, the Operating Partnership will issue operating partnership units to MGM equal to 5% of the equity value of the MGP BREIT Venture.
Mandalay Bay and MGM Grand Las Vegas will be leased back to a subsidiary of MGM pursuant to a triple net master lease with an initial base rent of $292 million for a term of thirty years with two ten-year renewal options.
Finally, the Operating Partnership will also enter into an agreement with MGM to deliver cash for up to $1.4 billion of MGM’s existing Operating Partnership units for a period of 24 months post-closing should MGM elect to have any units redeemed.

“2019 was a year of significant growth for MGP as we closed three accretive transactions, acquiring the real estate assets of Empire City Casino from a third party, selling the previously acquired operations of Northfield Park to MGM and monetizing the Park MGM improvements, which resulted in $160 million of additional rent and further demonstrated the power of our leading partnership with our tenant, MGM Resorts,” said James Stewart, CEO of MGP. “2020 is off to an exciting start as we expect to complete the transaction to acquire majority ownership of MGM Grand Las Vegas, an iconic casino resort on the Las Vegas Strip, in the near term and we are looking forward to continuing to seek opportunities to grow our portfolio this year and executing on all facets of our business plan to prudently deliver shareholder value.”

The following table provides a reconciliation of MGP’s net income to FFO, AFFO and Adjusted EBITDA for the three months ended December 31, 2019:

Three Months Ended December 31, 2019
Consolidated
(In thousands, except unit and per unit amounts)
Reconciliation of Non-GAAP Financial Measures
Net income	$72,879
Real estate depreciation	71,643
Property transactions, net	(500)
Funds From Operations	144,022
Amortization of financing costs and cash flow hedges	2,504
Non-cash compensation expense	669
Straight-line rental revenues, excluding lease incentive asset	11,664
Amortization of lease incentive asset and deferred revenue on non-normal tenant improvements	4,628
Acquisition-related expenses	1,274
Non-cash ground lease rent, net	260
Other expenses	6,809
Loss on unhedged interest rate swaps, net	3,880
Provision for income taxes	1,827
Adjusted Funds From Operations	177,537
Interest income	(1,030)
Interest expense	58,971
Amortization of financing costs and cash flow hedges	(2,504)
Adjusted EBITDA	$232,974
Weighted average Operating Partnership units outstanding
Basic	303,442,967
Diluted	303,837,079

Net income per Operating Partnership units outstanding
Basic	$0.24
Diluted	$0.24

FFO per Operating Partnership unit
Diluted	$0.47
AFFO per Operating Partnership unit
Diluted	$0.58

The following table provides a reconciliation of MGP’s net income to FFO, AFFO and Adjusted EBITDA for the twelve months ended December 31, 2019:

Twelve Months Ended December 31, 2019
Consolidated
(In thousands, except unit and per unit amounts)
Reconciliation of Non-GAAP Financial Measures
Net income(1)	$275,565
Real estate depreciation	294,705
Property transactions, net	10,844
Funds From Operations	581,114
Amortization of financing costs and cash flow hedges	12,520
Non-cash compensation expense	2,277
Straight-line rental revenues, excluding lease incentive asset	41,447
Amortization of lease incentive asset and deferred revenue on non-normal tenant improvements	14,347
Acquisition-related expenses	10,165
Non-cash ground lease rent, net	1,038
Other expenses	7,615
Loss on unhedged interest rate swaps, net	3,880
Provision for income taxes - REIT	7,598
Other, net - discontinued operations	3,707
Adjusted Funds From Operations	685,708
Interest income(1)	(3,219)
Interest expense(1)	249,944
Amortization of financing costs and cash flow hedges	(12,520)
Provision for income taxes - discontinued operations	2,890
Adjusted EBITDA	$922,803
Weighted average Operating Partnership units outstanding
Basic	293,884,939
Diluted	294,137,313

Net income per Operating Partnership units outstanding
Basic	$0.94
Diluted	$0.94

FFO per Operating Partnership unit
Diluted	$1.98
AFFO per Operating Partnership unit
Diluted	$2.33
(1) Net income, interest income and interest expense are net of intercompany interest eliminations of $5.6 million for the year ended December 31, 2019.

Financial Position
The Company had $202.1 million of cash and cash equivalents as of December 31, 2019. Cash received from rent payments under the Master Lease for the quarter and year ended December 31, 2019 was $236.5 million and $914.2 million, respectively.
On January 15, 2020, the Operating Partnership made a cash distribution of $147.3 million relating to the fourth quarter dividend, $93.9 million of which was paid to subsidiaries of MGM and $53.4 million of which was paid to MGP. Simultaneously, MGP paid a cash dividend of $0.47 per share.

On November 22, 2019, the Company completed an offering of 30.0 million Class A shares in a registered public offering, of which 18.0 million settled at the closing of the offering for net proceeds of approximately $540.6 million, after deducting underwriting discounts and commissions, and 12.0 million which were sold pursuant to forward purchase agreements that settled between February 11 and February 13, 2020. In addition, as part of the MGP BREIT Venture transaction BREIT will purchase 4,891,395 Class A common shares from MGP pursuant to a registered direct offering, representing an aggregate investment of $150 million.

“2019 was marked by many significant achievements for MGP, highlighted by three dividend increases that resulted in an annualized dividend of $1.88 per share which represents a total increase of $0.09 per share year over year,” said Andy Chien, CFO of MGP. “We received strong support from the capital markets as demonstrated by the two successful follow-on equity offerings and the issuance of $750 million in senior notes. These capital market transactions positioned the balance sheet to expand our portfolio throughout the year and also provided the flexibility to fund future transactions, while remaining in our target leverage range.”
The Company’s debt at December 31, 2019 was as follows (in thousands):

December 31, 2019
Senior secured credit facility:
Senior secured term loan A facility	$399,125
Senior secured term loan B facility	1,304,625
Senior secured revolving credit facility	—
$1,050 million 5.625% senior notes, due 2024	1,050,000
$500 million 4.50% senior notes, due 2026	500,000
$750 million 5.75% senior notes, due 2027	750,000
$350 million 4.50% senior notes, due 2028	350,000
Total principal amount of debt	4,353,750
Less: Unamortized discount and debt issuance costs	(46,396)
Total debt, net of unamortized debt issuance costs	$4,307,354
Conference Call Details
MGP will host a conference call at 12:30 p.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through http://www.mgmgrowthproperties.com/events-and-presentations or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 3701417. A replay of the call will be available through Friday, February 21, 2020. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10138296. The call will be archived at www.mgmgrowthproperties.com.

1
Funds From Operations (“FFO”) is net income (computed in accordance with U.S. GAAP), excluding gains and losses from sales or disposals of property (presented as property transactions, net), plus real estate depreciation, as defined by the National Association of Real Estate Investment Trusts.

2
Adjusted Funds From Operations (“AFFO”) is FFO as adjusted for amortization of financing costs and cash flow hedges; non-cash compensation expense; straight-line rent (which is defined as the difference between contractual rent and cash rent payments, excluding lease incentive asset amortization); amortization of lease incentive asset and deferred revenue relating to non-normal tenant improvements; acquisition-related expenses; non-cash ground lease rent, net; other expenses;

loss on unhedged interest rate swaps, net; provision for income taxes related to the REIT; and other, net - discontinued operations.

3
Adjusted EBITDA is net income (computed in accordance with U.S. GAAP) as adjusted for gains and losses from sales or disposals of property (presented as property transactions, net); real estate depreciation; amortization of financing costs and cash flow hedges; non-cash compensation expense; straight-line rent; amortization of lease incentive asset and deferred revenue relating to non-normal tenant improvements; acquisition-related expenses; non-cash ground lease rent, net; other expenses; loss on unhedged interest rate swaps, net; other, net - discontinued operations; interest income; interest expense (including amortization of financing costs and cash flow hedges); and provision for income taxes.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA are supplemental performance measures that have not been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) that management believes are useful to investors in comparing operating and financial results between periods. Management believes that this is especially true since these measures exclude real estate depreciation and amortization expense and management believes that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes such a presentation also provides investors with a meaningful measure of the Company’s operating results in comparison to the operating results of other REITs. Adjusted EBITDA is useful to investors to further supplement AFFO and FFO and to provide investors a performance metric which excludes interest expense. In addition to non-cash items, the Company adjusts AFFO and Adjusted EBITDA for acquisition-related expenses. While we do not label these expenses as non-recurring, infrequent or unusual, management believes that it is helpful to adjust for these expenses when they do occur to allow for comparability of results between periods because each acquisition is (and will be) of varying size and complexity and may involve different types of expenses depending on the type of property being acquired and from whom.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA do not represent cash flow from operations as defined by U.S. GAAP, should not be considered as an alternative to net income as defined by U.S. GAAP and are not indicative of cash available to fund all cash flow needs. Investors are also cautioned that FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA as presented, may not be comparable to similarly titled measures reported by other REITs due to the fact that not all real estate companies use the same definitions.

Reconciliations of net income to FFO, AFFO and Adjusted EBITDA are included in this release.
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About MGM Growth Properties
MGM Growth Properties LLC (NYSE:MGP) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts, whose diverse amenities include casino gaming, hotel, convention, dining, entertainment and retail offerings. MGP currently owns a portfolio of properties, consisting of 11 premier destination resorts in Las Vegas and elsewhere across the United States, MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, as well as a retail and entertainment district, The Park in Las Vegas. As of December 31, 2019, our destination resorts, the Park, and MGM Northfield Park collectively comprise approximately 27,400 hotel rooms, 1.4 million casino square footage, and 2.7 million convention square footage. As a growth-oriented public real estate entity, MGP expects its relationship with MGM Resorts and other entertainment providers to attractively position MGP for the acquisition of additional properties across the entertainment, hospitality and leisure industries. For more information about MGP, visit the Company’s website at http://www.mgmgrowthproperties.com.

This release includes “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in MGP’s public filings with the Securities and Exchange Commission. MGP has based forward-looking statements on management's current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, MGP’s expectations regarding the timing of the closing of the MGP BREIT Venture transaction, MGP’s ability to continue to grow its dividend, successfully execute on its business strategy and acquire additional properties in accretive transactions. These forward-looking statements involve a number of risks and uncertainties and the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to MGP’s ability to receive, or delays in obtaining, any regulatory approvals required to own its properties, or other delays or impediments to completing MGP's planned acquisitions or projects, including any acquisitions of properties from MGM; the ultimate timing and outcome of any planned acquisitions or projects; MGP’s ability to maintain its status as a REIT; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; MGP’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to MGP; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in MGP’s periodic reports filed with the Securities and Exchange Commission. In providing forward-looking statements, MGP is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If MGP updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGP CONTACTS:
Investment Community	News Media
ANDY CHIEN	(702) 669-1480 or media@mgpreit.com
Chief Financial Officer
MGM Growth Properties LLC
(702) 669-1470

MGM GROWTH PROPERTIES LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenues
Rental revenue	$219,846	$186,563	$856,421	$746,253
Tenant reimbursements and other	6,039	30,044	24,657	123,242
	225,885	216,607	881,078	869,495
Expenses
Depreciation	71,643	66,689	294,705	266,622
Property transactions, net	(500)	1,468	10,844	20,319
Ground lease and other reimbursable expenses	5,921	29,096	23,681	119,531
Amortization of above market lease, net	—	172	—	686
Acquisition-related expenses	1,274	1,546	10,165	6,149
General and administrative	4,211	6,027	16,516	16,048
	82,549	104,998	355,911	429,355

Other income (expense)
Interest income	1,030	28	3,219	2,501
Interest expense	(58,971)	(58,283)	(249,944)	(215,532)
Loss on unhedged interest rate swaps, net	(3,880)	—	(3,880)	—
Other	(6,809)	(782)	(7,615)	(7,191)
	(68,630)	(59,037)	(258,220)	(220,222)
Income from continuing operations before income taxes	74,706	52,572	266,947	219,918
Provision for income taxes	(1,827)	(635)	(7,598)	(5,779)
Income from continuing operations, net of tax	72,879	51,937	259,349	214,139
Income from discontinued operations, net of tax	—	16,614	16,216	30,563
Net income	72,879	68,551	275,565	244,702
Less: Net income attributable to noncontrolling interest	(46,947)	(49,946)	(185,305)	(177,637)
Net income attributable to Class A shareholders	$25,932	$18,605	$90,260	$67,065

Weighted average Class A shares outstanding:
Basic	103,740,424	71,008,881	93,046,859	70,997,589
Diluted	104,134,536	71,211,797	93,299,233	71,185,674

Net income per share attributable to Class A shareholders:
Basic	$0.25	$0.26	$0.97	$0.94
Diluted	$0.25	$0.26	$0.97	$0.94

MGM GROWTH PROPERTIES LLC
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	December 31,
	2019	2018
ASSETS
Real estate investments, net	$10,827,972	$10,506,129
Lease incentive asset	527,181	—
Cash and cash equivalents	202,101	3,995
Tenant and other receivables, net	566	7,668
Prepaid expenses and other assets	30,919	34,813
Above market lease, asset	41,440	43,014
Operating lease right-of-use assets	280,093	—
Assets held for sale	—	355,688
Total assets	$11,910,272	$10,951,307
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Debt, net	$4,307,354	$4,666,949
Due to MGM Resorts International and affiliates	774	227
Accounts payable, accrued expenses and other liabilities	37,421	20,796
Above market lease, liability	—	46,181
Accrued interest	42,904	26,096
Dividend and distribution payable	147,349	119,055
Deferred revenue	108,593	163,926
Deferred income taxes, net	29,909	33,634
Operating lease liabilities	337,956	—
Liabilities related to assets held for sale	—	28,937
Total liabilities	5,012,260	5,105,801
Commitments and contingencies
Shareholders’ equity
Class A shares: no par value, 1,000,000,000 shares authorized, 113,806,820 and 70,911,166 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively	—	—
Additional paid-in capital	2,766,325	1,712,671
Accumulated deficit	(244,381)	(150,908)
Accumulated other comprehensive income (loss)	(7,045)	4,208
Total Class A shareholders' equity	2,514,899	1,565,971
Noncontrolling interest	4,383,113	4,279,535
Total shareholders' equity	6,898,012	5,845,506
Total liabilities and shareholders' equity	$11,910,272	$10,951,307